Exhibit 23.2
February 22, 2008
General Motors Corporation
300 Renaissance Center.
Detroit, MI 48265

Re:	Consent of Hamilton, Rabinovitz and Associates
Ladies and Gentlemen:
     Hamilton, Rabinovitz and Associates, an independent firm expert in asbestos valuation, hereby consents to the incorporation by reference in the Registration Statements in the table below, of General Motors Corporation (the “Corporation”) of the use of and references to (i) its name and (ii) its review of and reports concerning the Corporation’s liability exposure for pending and estimable unasserted asbestos-related claims, included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, to be filed with the Securities and Exchange Commission on or about February 26, 2008.

Registration
Form	Statement No.	Description

S-3 and Post-Effective Amendment No. 1	333-88508	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-3 and Amendment No. 1	333-103530	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-3	333-105949	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-3 and Post-Effective Amendment No. 1	333-108532	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-8	333-109615	The General Motors Personal Savings Plan for Hourly-Rate Employees in the United States

S-8	333-90097	General Motors Stock Incentive Plan

S-8	333-109616	General Motors Savings-Stock Purchase Program for Salaried Employees in the United States

S-8	333-44957	General Motors 1998 Stock Option Plan

S-8	333-31846	General Motors Deferred Compensation Plan for Executive Employees

S-8	333-55122	The Holden Employee Share Ownership Plan

S-8	333-147422	General Motors 2007 Long-Term Incentive Plan

Sincerely,
/s/ Dr. Francine F. Rabinovitz
Dr. Francine F. Rabinovitz, President
Hamilton, Rabinovitz & Associates, Inc.